<br />
KNOW ALL PERSONS BY THESE PRESENTS that BROAD STREET<br />
PRINCIPAL INVESTMENTS, L.L.C. (the "Company")  does<br />
hereby make, constitute and appoint each of Jamison<br />
Yardley and Jennifer Lee, acting individually, its<br />
true and lawful attorney, to execute and deliver in<br />
its name and on its behalf whether the Company is<br />
acting individually or as representative of others,<br />
any and all filings required to be made by the Company<br />
under the Securities Exchange Act of 1934, (as amended,<br />
the "Act"), with respect to securities which may be<br />
deemed to be beneficially owned by the Company under<br />
the Act, giving and granting unto each said attorney-in-fact<br /> power and authority to act in the premises as fully and to<br />
all intents and purposes as the Company might or could do if<br /> personally present by one of its authorized signatories, hereby<br /> ratifying and confirming all that said attorney-in-fact shall<br /> lawfully do or cause to be done by virtue hereof.<br />
THIS POWER OF ATTORNEY shall remain in full force and<br />
effect until the earlier of (i) May 17, 2022 and (ii) such<br />
time that it is revoked in writing by the undersigned;<br />
provided that in the event the attorney-in-fact ceases to<br />
be an employee of the Company or its affiliates or ceases<br />
to perform the function in connection with which he/she was<br /> appointed attorney-in-fact prior to such time, this Power of<br /> Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue<br />
in full force and effect in relation to any remaining<br /> attorneys-in-fact. The Company has the unrestricted<br />
right unilaterally to revoke this Power of Attorney.<br />
This Power of Attorney shall be governed by, and construed<br />
in accordance with, the laws of the State of New York,<br />
without regard to rules of conflicts of law.<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of May 17, 2019.<br />
BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.<br />
By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title:  Vice President<br />
<br />